EXECUTION VERSION

Exhibit 10.15

BDC LOAN AGREEMENT (DEMAND, NON-REVOLVING)

This Agreement dated December 30, 2020 is made between:

PURE SUNFARMS CORP.

- and -

BANK OF MONTREAL

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree as follows:

ARTICLE I - INTERPRETATION

1.01Definitions; Interpretation

(a)

Terms used in this Agreement as defined terms shall have the respective meanings set out in Schedule “A”. In addition to the terms defined in Schedule “A”, terms defined in the Credit Agreement in effect on the date hereof shall have the same meanings when used in a Loan Document. If any term is defined in a Loan Document and is also defined in the Credit Agreement, it shall have the meaning as defined in the relevant Loan Document and not as defined in the Credit Agreement.

(b)

If the Credit Agreement is terminated for any reason whatsoever (including any such termination following the full and final repayment and satisfaction by the Borrower of all Credit Agreement Obligations), all provisions of the Credit Agreement referenced herein shall continue to apply in respect of the BDC Facility as if the Credit Agreement had not been terminated.

(c)	All amounts referred to in this Agreement are in Canadian Dollars.

(d)

Whenever in this Agreement reference is made to a statute or regulations made pursuant to a statute, such reference shall, unless otherwise specified, be deemed to include all amendments to such statute or regulations from time to time and all statutes or regulations which may come into effect from time to time substantially in replacement of the said statutes or regulations.

(e)

Unless expressly qualified by the phrase "acting reasonably" or an equivalent phrase, any action to be taken or decision to be made by the Bank herein may be taken or made in the Bank’s sole and unfettered discretion.

2.

1.02Schedules and Exhibits

The following schedules and exhibits are attached to this Agreement and incorporated herein by reference:

Schedule “A”	Definitions
Schedule 4.01(c)	Additional Representations, Warranties and Covenants
Exhibit “A”	Draw Notice

ARTICLE II – THE FACILITY

2.01Establishment of BDC Facility

Subject to the terms and conditions in this Agreement, the Bank hereby establishes a demand, non-revolving credit facility for the Borrower (the “BDC Facility”) in the maximum principal amount of the BDC Facility Limit. The Borrower may request a single Advance under the BDC Facility, and any remaining availability thereafter shall be cancelled. The proceeds of the Advance under the BDC Facility shall be deposited into account #0004 1820-267 with the Bank.

2.02Purpose

All proceeds of the Advance made under the BDC Facility shall be used by the Borrower to exclusively fund the operational cash flow needs of the Borrower or any of its subsidiaries, and for no other purpose. For greater certainty, proceeds of the Advance under the BDC Facility may be used by the Borrower to (i) make scheduled interest payments in accordance with the terms of the Credit Agreement; (ii) make scheduled repayments of principal in accordance with the terms of the Credit Agreement, except where such schedule has been accelerated from and after March 1, 2020, (iii) repay any temporary advances or borrowing excesses incurred under the Credit Agreement from and after March 1, 2020, and (iv) satisfy ordinary course of business lease, equipment or supplier financing payments.

2.03Non-Revolving Nature

The BDC Facility is a non-revolving facility, and any repayments thereunder may not be re- borrowed.

2.04Interest and Fees

(a)	The Borrower agrees to pay to the Bank the following:

(i)

a non-refundable arrangement fee on the date of execution of this Agreement in the amount of eighteen thousand, seven hundred and fifty Canadian Dollars ($18,750) (being 30 basis points on the BDC Facility Limit) in respect of the establishment of the BDC Facility, whether or not the Advance is made hereunder. The Borrower hereby authorizes the Bank to debit any account maintained by it with the Bank in order to pay such arrangement fee on the date of execution of this Agreement; and

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(ii)	until demand is made by the Bank:

(A)

interest on the Outstanding Principal Amount at the Prime Rate plus the Applicable Margin, payable monthly in arrears on the first day of each and every month in respect of the immediately preceding month; and

(B)

an extension fee on each anniversary of the date of execution of this Agreement in the amount of fifteen thousand, six hundred and twenty-five Canadian Dollars ($15,625) (being 25 basis points on the BDC Facility Limit) in respect of the continued availability of the BDC Facility.

(b)	Upon the occurrence and during the continuance of an Event of Default, the applicable interest rate shall be increased by 200 basis points.

2.05Cancellation and Repayment

(a)

All outstanding BDC Facility Obligations are repayable on demand by the Bank. Notwithstanding any other provision of this Agreement, the Bank may, at any time, in its sole discretion on notice to the Borrower: (i) terminate any right to make requests for credit or advances under the BDC Facility; (ii) even if the Bank has not terminated such right to request credit or advances under the BDC Facility, decline any request for credit or advances under the BDC Facility, including requests for renewals or reissuances of any instruments or advances; (iii) demand repayment of all outstanding BDC Facility Obligations at any time, all upon such notice and otherwise in accordance with Applicable Law as the Bank may, in its absolute discretion, determine.

(b)	Until demand is made by the Bank (and without prejudice to the Bank’s unfettered right to demand accelerated repayment at any time):

(i)	the Borrower shall pay interest only (in accordance with Section 2.04 above) for the period commencing on the Closing Date and ending on December 30, 2021; and

(ii)

commencing on December 31, 2021, and on the first day of each and every month thereafter, the Borrower shall (in addition to paying interest on the then Outstanding Principal Amount in accordance with Section 2.04 above) repay the then Outstanding Principal Amount in equal repayment installments of $52,083.33 (being the result of amortizing the BDC Facility Limit monthly on a ‘straight line’ basis for a nominal period of ten (10) years).

(c)

Without prejudice to the Bank’s unfettered right to make demand for accelerated repayment at any time, the Borrower must pay and repay all outstanding BDC Facility Obligations by no later than the BDC Facility Maturity Date.

2.06	Voluntary Repayments

The Advance cannot be prepaid without the written consent of the Bank, except that the Borrower may, if it gives the Bank no less than 60 days’ prior written notice, prepay the Advance in full at any time.

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ARTICLE III - GENERAL CONDITIONS

3.01Matters relating to Interest

Interest on the Outstanding Principal Amount shall be calculated daily and shall be payable in accordance with Section 2.04. Interest on any overdue interest or fees shall be payable in the same manner at the rate set forth in Section 2.04(b). Any change in the Prime Rate shall cause an immediate adjustment of the interest rate applicable to the BDC Facility without the necessity of notice to the Borrower. Unless otherwise stated, in this Agreement if reference is made to a rate of interest, fee or other amount “per annum” or a similar expression is used, such interest, fee or other amount shall be calculated on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be.

3.02Notice and Minimum Amounts

(a)

The Borrower shall provide written notice to the Bank in respect of the Advance under the BDC Facility by no later than 10:00 a.m. Toronto time on the day falling one (1) Business Day prior to the date of the proposed Advance.

(b)	Notice of the Advance shall be given in the form of the Draw Notice attached hereto as an Exhibit. All such notices shall be given to the Bank at the address set out in Section 9.04.

3.03Payments

If any payment of principal or interest is due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Interest shall continue to accrue and be payable on such amounts as provided herein until the date on which payment is received by the Bank. The Borrower hereby irrevocably authorizes the Bank to debit any account maintained by the Borrower with the Bank from time to time in order to pay any amount of principal, interest, fees, expenses or other amounts payable by the Borrower pursuant to this Agreement, if such amount is not paid in full by the Borrower within thirty (30) days after receipt of a written request from the Bank for payment of such amount.

3.04Evidence of BDC Facility Obligations (Noteless Advance)

The Bank shall open and maintain, in accordance with its usual practice, accounts evidencing the BDC Facility Obligations, and the information entered in such accounts shall be deemed correct absent manifest error.

3.05	Anti-Money Laundering

The Borrower acknowledges that, pursuant to AML Legislation, the Bank may be required to obtain, verify and record information regarding the Credit Parties and their respective directors, authorized signing officers, direct or indirect shareholders, partners or other persons in control of the Credit Parties and the transactions contemplated hereby. The Borrower shall promptly provide all such information, including any supporting documentation and other evidence, as may be reasonably requested by the Bank, or any prospective assignee or participant of the Bank, in order to comply with any applicable AML Legislation.

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ARTICLE IV - REPRESENTATIONS AND WARRANTIES

4.01	Representations and Warranties

(a)

As separate and independent representations and warranties and (where applicable) with respect to this Agreement, the Loan Documents and the Security, the Borrower hereby makes in favour of the Bank as at the date hereof all the representations and warranties made by the Borrower in the Credit Agreement (however and wherever set out). For these purposes, the representations and warranties set out in the Credit Agreement are deemed to be incorporated into this Agreement and:

(i)	terms defined in the Credit Agreement (to the extent not defined herein) will be deemed to have the same meanings in this Agreement;

(ii)	any reference in those representations and warranties to:

(A)	a “Section” or a “Schedule” will be deemed to be to the relevant section of or schedule to the Credit Agreement as at the date hereof;

(B)	“this Agreement” will be deemed to be to this Agreement;

(C)	the “Security” will be deemed to be to the Security;

(D)	a “Loan Document” will be deemed to be to a Loan Document;

(E)	the “Agent” or the “Lenders” will be deemed to be to the Bank;

(F)	an “Advance” will be deemed to be to an Advance hereunder;

(G)	“Permitted Funded Debt” and “Permitted Liens” will be deemed to be to Permitted Funded Debt and Permitted Liens as defined herein; and

(H)	the “Amendment Closing Date” will be deemed to be to the Closing Date.

(b)

In addition to the representations and warranties made in accordance with paragraph (a) above, the Borrower hereby represents and warrants to the Bank that the Borrower satisfies all eligibility criteria set forth in Schedule 4.01(c) hereto. Without limiting the generality of the foregoing, the Borrower makes all of the representations and warranties set forth in Schedule 4.01(c) hereto.

(c)

The Borrower acknowledges that the Bank shall rely upon the representations and warranties made in accordance with this Article in connection with the establishment and continuation of the BDC Facility. Notwithstanding any investigations which may be made by the Bank, the said representations and warranties shall survive the execution and delivery of this Agreement until full and final payment and satisfaction of the BDC Facility Obligations.

(d)	The representations and warranties made in this Article IV are without prejudice to the Bank’s unfettered right to demand accelerated repayment at any time.

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ARTICLE V - COVENANTS

5.01Positive Covenants

(a)

The Borrower hereby covenants, agrees and undertakes in favour of the Bank that the Borrower will (as separate and independent undertakings and positive covenants in favour of the Bank and as if the same were set out in full herein) observe, perform and comply with all undertakings and positive covenants contained in the Credit Agreement (however and wherever set out but excluding those set out in sections 7.01(a) and 7.01 (l) of the Credit Agreement as at the date hereof). For these purposes, the undertakings and positive covenants set out in the Credit Agreement (excluding those set out in sections 7.01(a) and 7.01 (l) of the Credit Agreement as at the date hereof) are deemed to be incorporated into this Agreement and:

(i)	terms defined in the Credit Agreement (to the extent not defined herein) will be deemed to have the same meanings in this Agreement;

(ii)	any reference in those undertakings and positive covenants to:

(A)	a “Section” or a “Schedule” will be deemed to be to the relevant section of or schedule to the Credit Agreement as at the date hereof;

(B)	“this Agreement” will be deemed to be to this Agreement;

(C)	the “Security” will be deemed to be to the Security;

(D)	a “Loan Document” will be to a Loan Document;

(E)	the “Agent” or the “Lenders” will be deemed to be to the Bank;

(F)	an “Advance” will be deemed to be to an Advance hereunder;

(G)	“first mortgagee and loss payee” will be deemed to be “second mortgagee and loss payee”; and
(H)	“Permitted Funded Debt” and “Permitted Liens” will be deemed to be to Permitted Funded Debt and Permitted Liens as defined herein.

(b)	In addition to the undertakings and positive covenants given in accordance with paragraph (a) above, the Borrower hereby covenants and agrees with the Bank that it will:

(i)	Prompt Payment – pay all principal, interest, fees and other amounts due under this Agreement at the times and in the manner specified herein;

(ii)

Use of Advance – utilize the proceeds of the Advance under the BDC Facility only for the purposes described in Section 2.02 and not permit such proceeds to be used, directly or indirectly, by any other Person or for any other purpose; and

(iii)

Compliance with Program – comply with all applicable requirements under the Program (including without limitation any covenants set forth in Schedule 4.01(c) hereto), and execute all such documents and take all such actions and provide all such information as the Bank may reasonably require from time to time in order to

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ensure the continued eligibility of the Borrower and of the BDC Facility under the Program and to avoid the revocation or termination of BDC’s participation thereunder.

5.02	Negative Covenants

(a)

The Borrower hereby covenants, agrees and undertakes in favour of the Bank that the Borrower will (as separate and independent negative covenants in favour of the Bank and as if the same were set out in full herein) observe and comply with the negative covenants contained in sections 7.02(i) to 7.02(p) (inclusive) of the Credit Agreement as at the date hereof. For these purposes, those negative covenants are deemed to be incorporated into this Agreement and:

(i)	terms defined in the Credit Agreement (to the extent not defined herein) will be deemed to have the same meanings in this Agreement;

(ii)	any reference in those undertakings and positive covenants to:

(A)	a “Section” or a “Schedule” will be deemed to be to the relevant section of or schedule to the Credit Agreement as at the date hereof;

(B)	“this Agreement” will be deemed to be to this Agreement;

(C)	the “Security” will be deemed to be to the Security;

(D)	the “Obligations” will be deemed to be to the BDC Facility Obligations;

(E)	a “Loan Document” will be to a Loan Document;

(F)	the “Agent” or the “Lenders” will be deemed to be to the Bank; and

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(G)	an “Advance” will be deemed to be to an Advance hereunder.

(b)

In addition to the negative covenants given in accordance with paragraph (a) above, the Borrower hereby covenants and agrees with the Bank that it will observe and comply with the negative covenants set out in Schedule 4.01(c) and will not:

(i)	Funded Debt - create, incur or assume any Funded Debt, except Permitted Funded Debt;

(ii)	Guarantees - become obligated under Guarantees, except: (i) Guarantees which comprise part of the Security; and (ii) Guarantees in respect of Permitted Funded Debt incurred by any other Company;

(iii)	Liens - grant or suffer to exist any Lien in respect of any of its property, except Permitted Liens;

(iv)	Disposition of Assets - directly or indirectly sell, transfer, assign, lease or otherwise dispose of any of its assets, except as expressly permitted in the Credit Agreement;

(v)	Investments - make or acquire any Investments, except as expressly permitted in the Credit Agreement;

(vi)	Certain Activities and Investments – directly or indirectly do any of the following, in each case, except as expressly permitted in the Credit Agreement:

(A)

engage or participate in any Medical Cannabis-Related Activities, or make or hold an Investment in any Person which engages or participates in any Medical Cannabis-Related Activities, in any jurisdiction other an Approved Medical Cannabis Jurisdiction;

(B)

engage or participate in any Non-Medical Cannabis-Related Activities, or make or hold an Investment in any Person which engages or participates in any Non-Medical Cannabis-Related Activities, in any jurisdiction other an Approved Non-Medical Cannabis Jurisdiction; or

(C)	own assets or carry on business in any jurisdiction which is not an Approved Jurisdiction;

(vii)	Distributions - make any Distribution, except as expressly permitted in the Credit Agreement;

(viii)

Certain Payments - make any payment in respect of principal, interest, fees or any other amounts in respect of Subordinated Debt, except payments of interest and principal on the Shareholder Loans to the extent such payments are permitted pursuant to paragraph (vii) above;

(ix)

Executive Compensation – pay any bonuses to its officers and directors, or increase the levels of salary and other forms of compensation payable to its officers and directors from the levels in effect immediately prior to the date of this Agreement, except that:

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(A)	the Borrower may pay such bonuses and make such increases in compensation levels if:

(1)	no Default is outstanding or would occur as a result of the payment of the bonus or increased compensation;

(2)

the payment of any such bonus or increased compensation has no adverse impact on the ability of the Borrower to comply with its obligations (financial and otherwise) as they fall due and otherwise to conduct its business as it was conducted prior to such payment; and

(3)

the bonuses and increases in compensation levels are (x) awarded in the ordinary course of business of the Borrower and in the ordinary course of the employment of such officers or directors, and (y) on commercially reasonable, market terms, in line with the Borrower’s past practice, as certified in writing by an officer of the Borrower to the Lender; and

(B)

Village may, provided no Default is outstanding or would occur as a result of such payment or distribution, make payments or distributions (by way of cash or equity) in accordance with Village’s long term incentive plan (the “Village LTIP”) to any officer or director of the Borrower who participates in the Village LTIP.

5.03Reporting Requirements

The Borrower hereby covenants and agrees in favour of the Bank that the Borrower will (as separate and independent obligations) deliver or cause to be delivered to the Bank all the financial and other information which the Borrower is obliged to deliver under the Credit Agreement, at the times set out therein.   In addition, promptly upon request by the Bank from time to time the Borrower shall deliver or cause to be delivered to the Bank all other financial reports and information that the Bank may require so as to meet its administration, monitoring, servicing and reporting obligations under the Program.

5.04Without Prejudice

The undertakings, covenants and agreements set out in this Article V are without prejudice to the Bank’s unfettered right to demand accelerated repayment at any time.

ARTICLE VI – SECURITY, ETC.

6.01Security to be provided by the Companies

Subject to the terms of the Intercreditor Agreement, the Borrower agrees to provide (or cause the Subsidiaries to provide) the security listed below as continuing security for the payment of the BDC Facility Obligations:

(a)	unlimited Guarantees in respect of the BDC Facility Obligations from all present and future Subsidiaries of the Borrower;

(b)

general security agreements creating security interests in respect of all present and future property, assets and undertaking of the Companies (for greater certainty, specifically including all shares and other equity interests held by each Company in any other Company, provided that the certificates evidencing such shares and other equity interests shall not be

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required to be delivered to the Bank unless and until requested in writing by the Bank);

(c)

an all-indebtedness mortgage from the Borrower in the principal amount of six million, two hundred and fifty thousand Canadian Dollars ($6,250,000), which shall include a general assignment of rents, over the D3 Property;

(d)

an all-indebtedness mortgage of leasehold interest from the Borrower in the principal amount of six million, two hundred and fifty thousand Canadian Dollars ($6,250,000), which shall include a general assignment of rents, over the D2 Property;

(e)

to the extent requested by the Bank acting reasonably, security agreements creating a specific assignment and security interest in all or any of the Material Agreements, together with acknowledgements and consents from the other parties thereto; provided however that if the assignment of any Material Agreement as security requires the consent of the other contracting party thereto, the Borrower shall use reasonable commercial efforts to obtain such consent but if such consent is not provided the assignment of such Material Agreement as security shall not be required;

(f)

to the extent requested by the Bank acting reasonably, security agreements creating a specific assignment and security interest in all or any of the Material Permits to the extent a security interest may be obtained therein, together with acknowledgements and consents from the issuers thereof to the extent available;

(g)

to the extent requested by the Bank acting reasonably, security agreements creating an assignment and security interest in respect of Intellectual Property of the Companies which the Bank considers to be material, together with any necessary consents from other Persons which may be required in connection with the granting of said assignments and security interests;

(h)

to the extent requested by the Bank acting reasonably, assignments of bank accounts maintained by the Companies with financial institutions other than the Bank, including deposit account control agreements in favour of the Bank;

(i)	assignments all policies of insurance in respect of the Companies (which requirement shall be satisfied if the Bank's interest as mortgagee and loss payee is recorded on such policies); and

(j)	such other security and further assurances as the Bank may reasonably require from time to time.
6.02	Security from other Persons

Subject to the Intercreditor Agreement, the Borrower agrees to obtain and provide to the Bank the following (and it shall constitute an Event of Default if any item of listed below is not provided to the Bank):

(a)

a several Guarantee in respect of the BDC Facility Obligations from Village (the “Village Guarantee”) limited to six million, two hundred and fifty thousand Canadian Dollars ($6,250,000) plus interest thereon after demand at the Prime Rate plus two percent (2.00%) per annum;

(b)

a subordination, postponement, assignment and standstill agreement from each Shareholder in respect of all present and future indebtedness of the Borrower to such Shareholder, which shall provide that payments of principal, interest, fees and other amounts in respect of such indebtedness shall not be made except to the extent expressly permitted under this Agreement;

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(c)	a subordination, postponement and standstill agreement from each holder of indebtedness which is intended to constitute Subordinated Debt other than Deeply Subordinated Debt;

(d)	Landlord Agreements with respect to the D2 Property and any other material leased properties identified to the Borrower by the Bank; and

(e)	such other security and further assurances as the Bank may reasonably require from time to time.

6.03General Provisions re: Security; Registration

The Security shall be in form and substance satisfactory to the Bank in its sole discretion. The Bank may require that any item of Security be governed by the Laws of the jurisdiction where the property subject to such item of Security is located. The Security shall be registered by the Borrower where necessary or desirable to record and perfect the charges contained therein, as determined by the Bank in its sole discretion, specifically including registrations in the Canadian Intellectual Property Office and, to the extent required by the Bank, fixture filings in respect of any personal property of the Companies affixed to Real Property.   Except to the extent such documents and instruments have been or are required to be delivered to the Bank as administrative agent under the Credit Agreement as security for the Credit Agreement Obligations, all share certificates evidencing issued and outstanding shares in the capital of each Company (other than the Borrower) shall be delivered to the Bank together with a stock transfer power of attorney executed in blank.

6.04Opinions re Security

The Borrower shall cause to be delivered to the Bank the opinions of the solicitors for the Companies regarding their corporate status, the due authorization, execution and delivery of the Security provided by them, all registrations in respect of the Security, the results of all corporate, personal property security and other customary searches in respect of the Companies, title to the Property and the results of all customary off-title enquiries relating thereto (such results to be satisfactory to the Bank) and the enforceability of such Security; all such opinions to be in form and substance satisfactory to the Bank and its counsel. In lieu of title opinions, the Borrower may at its option arrange for title insurance in respect of all of either or both Properties, the form and substance of which shall be satisfactory to the Bank.

6.05	After-Acquired Property; Further Assurances

The Borrower shall execute and deliver from time to time, and cause each other Company to execute and deliver from time to time, all such further documents and assurances as may be reasonably required by the Bank from time to time, not inconsistent with the terms of this Agreement, in order to provide the Security contemplated hereunder, specifically including: supplemental or additional security agreements, assignments and pledge agreements which shall include lists of specific assets to be subject to the security interests required hereunder.

6.06	Bank may obtain Insurance

If the Borrower does not provide the Bank with evidence of continuing insurance coverage which satisfies the requirements of this Agreement, the Bank may, but shall have no obligation to, purchase such insurance in order to protect the interests of the Bank in the Collateral. Such insurance may also, but need not, protect the Companies’ interests in the Collateral. The Borrower agrees to immediately reimburse the Bank upon demand for all costs and expenses incurred by the Bank in respect of the purchase of any such insurance, and until so paid such expenses shall constitute part of the BDC Facility Obligations, shall bear

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interest at the highest rate then applicable to the BDC Facility Obligations and shall be secured by the Security.

6.07Insurance Proceeds

Subject to the Intercreditor Agreement, if insurance proceeds become payable in respect of loss of or damage to any property owned by a Company:

(a)	if an Event of Default has occurred and is continuing at such time, such proceeds shall be applied against the BDC Facility Obligations; and

(b)	if no Event of Default has occurred and is continuing at such time, the Bank shall consent to the payment of such proceeds to such Company if:

(i)

such property has been repaired or replaced within one hundred eighty (180) days after the event giving rise to the proceeds and the proceeds will reimburse the Company for payments it has made for such purpose; or

(ii)	the Company confirms in writing to the Bank that it will forthwith use such proceeds to repair or replace such property.

ARTICLE VII - CONDITIONS PRECEDENT

7.01Conditions Precedent to the Advance

The Bank shall have no obligation to make the Advance under the BDC Facility unless all of the following conditions shall have been satisfied, in each case to the satisfaction of the Bank:

(a)	all conditions precedent listed in Section 7.02 shall have been satisfied;

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(b)	the Bank shall have received all documents referred to in Article VI herein, together with the Intercreditor Agreement, duly executed by all parties thereto;

(c)

the Bank shall have received a certificate of status, certificate of compliance or similar certificate for each Credit Party, issued by its governing jurisdiction and each other jurisdiction in which it carries on business or holds any material assets;

(d)

the Bank shall have received a certificate of an officer of the Borrower, including a certified copy of resolutions of its board of directors, concerning the due authorization, execution and delivery of this Agreement and all other documents provided by it pursuant to this Agreement, and such related matters as the Bank may reasonably require;

(e)

the Bank shall have received a certificate of an officer of each other Credit Party, including a certified copy of resolutions of its board of directors, concerning the due authorization, execution and delivery of all documents provided by it pursuant to this Agreement, and such related matters as the Bank may reasonably require;

(f)

the Bank shall have received an opinion from the Borrower’s counsel regarding each Credit Party’s corporate status, capacity, the due authorization, execution, delivery and enforceability of this Agreement and all other documents provided by it pursuant to this Agreement, and such other matters as the Bank may reasonably require; and

(g)	the Bank shall have received such additional evidence, documents or undertakings as it may reasonably require to complete the transactions contemplated hereby.

7.02	Further Conditions Precedent to Advance

The Bank shall have no obligation to make the Advance under the BDC Facility unless all of the following conditions shall have been satisfied, in each case to the satisfaction of the Bank:

(a)

all representations and warranties in Section 4.01 herein (including for greater certainty all representations and warranties contained in the Credit Agreement incorporated by reference herein) are true and correct in all material respects immediately prior to such requested Advance and will continue to be true and correct in all material respects immediately thereafter; and

(b)

no Default or Event of Default (excluding for greater certainty any Default or Event of Default which has been waived in writing by the Bank) shall have occurred and be continuing immediately prior to such requested Advance or would exist immediately thereafter.

Each request by the Borrower for an Advance under the BDC Facility shall be deemed to constitute a representation by the Borrower that the foregoing conditions are satisfied. Without limiting the generality of the foregoing, each request by the Borrower for an Advance under the BDC Facility shall be deemed to constitute a representation by the Borrower that the proceeds of such Advance shall be used only for the purposes set out in Section 2.02 herein.

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ARTICLE VIII – DEFAULT AND REMEDIES

8.01	Events of Default

Without prejudice to the Bank’s unfettered right to demand accelerated repayment and take enforcement and / or realization steps under the Security at any time, the occurrence of any one or more of the following events shall constitute an event of default under this Agreement (each, an “Event of Default”):

(a)	the Borrower or any other Credit Party fails to pay when due any principal, interest or other amount owing to the Bank hereunder;

(b)	any representation or warranty provided by a Credit Party to the Bank herein or in any other Loan Document was incorrect in any material respect when made;

(c)	the Borrower fails to perform or comply with any of its covenants or obligations contained in this Agreement;

(d)

any Loan Document shall for any reason (other than the fault of the Bank) cease to be in full force and effect or shall be declared in a final judgment of a court of competent jurisdiction to be null and void; or any Credit Party contests the validity or enforceability thereof or denies it has any further liability or obligation thereunder; or any document (other than a Guarantee) constituting part of the Security shall for any reason fail to create a valid and perfected security interest in and to the property purported to be subject thereto;

(e)

any Person which has provided a Guarantee in respect of the BDC Facility Obligations terminates or purports to terminate its liability under such Guarantee or its liability thereunder in respect of any future advances, or disputes the validity or enforceability of such Guarantee or any Security provided by it;

(f)	the BDC Participation is terminated, or BDC disputes the validity or enforceability of the BDC Participation;

(g)	a Material Adverse Change occurs and is continuing; or

(h)

the occurrence of any event which constitutes an “Event of Default” as such term is defined in the Credit Agreement or any other agreement delivered in connection therewith (excluding for greater certainty any such Event of Default (as defined therein) which has been waived in writing by the Bank).

8.02	Insolvency Events

Upon the occurrence of an Insolvency Event with respect to the Borrower, the BDC Facility Obligations shall become immediately due and payable and the Bank shall be entitled to exercise any and all rights and remedies hereunder, without the necessity of any demand upon or notice to the Borrower.

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8.03	Combining Accounts, Set-Off

In addition to and not in limitation of any rights now or hereafter granted under applicable law, the Bank may without notice to the Borrower at any time and from time to time: (i) combine, consolidate or merge any or all of the deposits or other accounts maintained with the Bank by the Borrower (whether term, notice, demand or otherwise and whether matured or unmatured) and the Borrower’s obligations to the Bank hereunder; and (ii) set-off, apply or transfer any or all sums standing to the credit of any such deposits or accounts in or towards the satisfaction of such obligations.

ARTICLE IX - GENERAL

9.01	Waivers

The failure or delay by the Bank in exercising any right or privilege with respect to the non- compliance with any provisions of this Agreement by the Borrower and any course of action on the part of the Bank, shall not operate as a waiver of any rights of the Bank unless made in writing by the Bank. Any such waiver shall be effective only in the specific instance and for the purpose for which it is given and shall not constitute a waiver of any other rights and remedies of the Bank with respect to any other or future non-compliance.

9.02	Governing Law

This Agreement shall be interpreted in accordance with the laws of the Province of British Columbia. Without prejudice to the right of the Bank to commence any proceedings with respect to this Agreement in any other proper jurisdiction, the parties hereby attorn and submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

9.03	Expenses of the Bank

The Borrower agrees to pay, on demand by the Bank from time to time, all reasonable expenses incurred by the Bank in connection with this Agreement, specifically including: reasonable expenses incurred by the Bank in respect of due diligence, credit reporting and responding to demands of BDC or any other Governmental Authority, reasonable legal expenses in connection with the preparation and interpretation of this Agreement, the administration of the BDC Facility and the enforcement of all rights and remedies of the Bank hereunder. The Borrower hereby authorizes the Bank to debit any bank account maintained by the Borrower with the Bank in order to pay any such expenses which are not paid by the Borrower within ten (10) days after receipt by the Borrower of a written request from the Bank for payment of such expenses.

9.04	Notice

Without prejudice to any other method of giving notice, all communications provided for or permitted hereunder shall be in writing and provided in accordance with the provisions relating to notices as set out in the Credit Agreement.

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9.05	Severability

Any provision of this Agreement which is illegal, prohibited or unenforceable in any jurisdiction, in whole or in part, shall not invalidate the remaining provisions hereof; and any such illegality, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.06	Time of the Essence

Time shall be of the essence of this Agreement.

9.07	Entire Agreement; Waivers and Amendments to be in Writing

This Agreement supersedes all discussion papers, term sheets and other writings which may have been issued by the Bank prior to the date hereof relating to the BDC Facility, which shall have no force or effect; and this Agreement (including the relevant provisions of the Credit Agreement incorporated by reference herein) and any other documents or instruments contemplated herein or therein shall constitute the entire agreement and understanding between the Borrower and the Bank relating to the subject-matter hereof. No provision of this Agreement, or any other document or instrument in existence among the parties may be modified, waived or terminated except by an instrument in writing executed by the party against whom such modification, waiver or termination is sought to be enforced.

9.08	Assignment and Participation

(a)	The Borrower may not assign any of its rights or obligations under this Agreement without the prior written consent of the Bank.

(b)

The Bank may grant participations in all or any portion of its rights under this Agreement from time to time without notice to or obtaining the prior written consent of the Borrower; provided that the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement; and the Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement.

(c)

If an Event of Default has occurred and is continuing, the Bank may from time to time assign all or any portion of the BDC Facility hereunder, together with all of its rights and obligations incidental thereto, to any other Person without notice to or obtaining the prior written consent of the Borrower, subject to compliance with all applicable restrictions contained in the Program if at such time BDC holds a participation in all or any portion of the BDC Facility.

(d)

If no Event of Default has occurred and is continuing, the Bank may from time to time assign all or any portion of the BDC Facility hereunder, together with all of its rights and obligations incidental thereto, to one or more financial institutions that are not non- residents of Canada for the purposes of the Income Tax Act (Canada) subject to (i) providing prior written notice to the Borrower; and (ii) compliance with all applicable

17.

restrictions contained in the Program if at such time BDC holds a participation in all or any portion of the BDC Facility.

(e)

If the Bank assigns all or any portion of its rights and obligations under this Agreement to an assignee in accordance with the provisions of this section, and if such assignee executes and delivers to the Borrower and the Bank a written agreement in form and substance satisfactory to the Borrower, acting reasonably, to assume and be bound by all or the assigned portion of the Bank's obligations hereunder, then immediately upon the said delivery of such agreement the Bank's said obligations hereunder shall automatically be released to the extent so assumed by such assignee.

(f)

The Borrower agrees to co-operate fully with the Bank in connection with any assignment or participation permitted pursuant to this section, and agrees to execute and deliver from time to time in favour of the Bank and any such assignee or participant such documents and assurances as may be reasonably required by the Bank or the assignee or participant in connection with such assignment or participation.

9.09	Execution and Counterparts

This Agreement may be signed electronically, including through DocuSign and similar applications. This Agreement may be signed in any number of counterparts (including counterparts by scanned or electronic signature) and each counterpart will be deemed an original; taken together, all counterparts will be deemed to constitute one and the same instrument. Delivery of a printed counterpart (whether or not the counterpart was signed electronically) and electronic delivery (including by email transmission or transmission over an electronic signature platform) of an executed counterpart of this Agreement are each as valid, enforceable and binding as if the signatures were upon the same instrument and delivered in person.

9.10	Binding Effect

This Agreement shall be binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns; “successors” includes any corporation resulting from the amalgamation of any party with any other corporation.

9.11	Language

The parties have requested that this Agreement and all documents contemplated hereby or relating hereto be drawn up in English. Les parties ont requis que cette convention ainsi que tous les documents qui y sont envisagés ou qui s'y rapportent soient rédigés en anglais.

9.12	Intercreditor Agreement

This Agreement and the rights and obligations of the parties hereto are subject to the Intercreditor Agreement.

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IN WIT

NESS WHEREOF the parties hereto have executed this Agreement.

this Agreement.

Pure Sunfarms

By: /s/ Miguel Martinez

Name: Miguel Martinez

Title: VP Finance

Bank of Montreal

By: /s/ Hassan Baig

Name: Hassan Baig

Title: Associate Director

By: /s/ Heather Rashotte

Name: Heather Rashotte

Title: Associate Director

Signature Page - Credit Agreement

SCHEDULE “A” - DEFINITIONS

“Acceleration Event” means any one or more of: (i) the occurrence of an Insolvency Event; and (ii) the delivery by the Bank to the Borrower of a demand for payment of the BDC Facility Obligations following the occurrence and during the continuation of an Event of Default other than an Insolvency Event.

"Advance" means a loan under the BDC Facility made by the Bank to the Borrower.

“AML Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and all other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" laws, whether within Canada or elsewhere, including any guidelines or orders thereunder.

“Applicable Law” means, in respect of any Person, property, transaction or event, all applicable statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, in each case to the extent having the force of law, or any provisions of such laws, including general principles of common and civil law and equity or policies or guidelines, to the extent such policies or guidelines have the force of law.

“Applicable Margin” means 3.75% per annum.

“Bank” means Bank of Montreal and its successors and permitted assigns. “BDC” means Business Development Bank of Canada.

“BDC Facility” is defined in Section 2.01.

“BDC Facility Limit” means six million, two hundred and fifty thousand Canadian Dollars ($6,250,000).

“BDC Facility Maturity Date” means the date which is 10 (ten) years after the date of this Agreement or such later date as may be agreed to in writing by the Bank, in its sole discretion after having complied with all requirements of the Program, in which event “BDC Facility Maturity Date” shall mean such extended date.

“BDC Facility Obligations” means all indebtedness and other obligations of the Borrower to the Bank under or in connection with this Agreement, specifically including the Outstanding Principal Amount, all accrued and unpaid interest thereon, and all fees, expenses and other amounts payable pursuant to this Agreement.

“BDC Participation” means the participation in the BDC Facility to be purchased by BDC from the Bank. “Borrower” means the borrower shown on the first page of this Agreement.

“Business Day” means a day on which the branch of the Bank located at First Canadian Place, Toronto, Ontario is open for normal banking business, but in any event not including Saturday, Sunday or any other day that is a statutory holiday in Toronto, Ontario or Vancouver, British Columbia.

“Canadian Dollars” or “$” means the lawful money of Canada.

“Closing Date” means the earlier of (i) the date of the first Advance under the BDC Facility; and (ii) the date the Bank confirms in writing to the Borrower that all conditions precedent listed in Section 7.01 herein have been satisfied.

“Collateral” means all property, assets and undertaking of the Companies encumbered by the Security, together with all proceeds of the foregoing.

“Companies” means the Borrower and all of its Subsidiaries from time to time; and “Company” means any of them as the context requires.

“Credit Agreement” means the second amended and restated credit agreement dated June 30, 2020 and entered into between, among others, the Borrower, as borrower, and the Bank, as Administrative Agent and Lender, as amended pursuant to a first supplemental credit agreement dated October 30, 2020 and as the same may be otherwise amended, restated, supplemented or otherwise modified from time to time.

“Credit Agreement Obligations” means all present and future indebtedness and other obligations of the Borrower to the Bank under or in connection with the Credit Agreement, specifically including the principal amount thereof, all accrued and unpaid interest thereon, all obligations under interest rate hedging agreements, currency hedging agreements and service agreements contemplated therein, all fees, expenses and other amounts payable pursuant thereto, and all indemnity obligations contained therein.

“Credit Parties” means the Companies and, for so long as the Village Guarantee remains outstanding, Village; and “Credit Party” means any one of them as the context requires.

“Default” means an event which has occurred and which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Event of Default” is defined in Section 8.01.

“Funded Debt” in respect of any Person means obligations of such Person which are considered to constitute debt in accordance with Adjusted GAAP, including indebtedness for borrowed money (in the case of the Borrower, specifically including the then outstanding amount of the Credit Agreement Obligations, the Outstanding Principal Amount, Subordinated Debt, obligations secured by Purchase- Money Security Interests and obligations under Capital Leases), capitalized interest, and the redemption price of any securities issued by such Person having attributes substantially similar to debt (such as securities which are redeemable at the option of the holder); but excluding the following: accounts payable, payroll accruals, accruals in respect of normal business expenses and future income Taxes (both current and long-term).

“Governmental Authority” means any: (i) federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; or (iii) any quasi-governmental, judicial or administrative body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“Insolvency Event” means, in respect of any Person, the occurrence of any one or more of the following events:

(a)

such Person ceases to carry on its business, commences any proceeding under Insolvency Legislation including a proposal or an assignment in bankruptcy, petitions or applies to any tribunal for, or consents to, the appointment of any receiver, trustee or similar liquidator in respect of all or a substantial part of its property, admits the material allegations of a petition or application filed with respect to it in any proceeding commenced in respect of it under Insolvency Legislation, or takes any corporate action for the purpose of effecting any of the foregoing;

(b)

any proceeding or filing is commenced against such Person seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Insolvency Legislation, or seeking the appointment of a receiver, trustee, custodian or other similar official for it or any of its property or assets; unless (i) such Person is diligently defending such proceeding in good faith and on reasonable grounds as determined by the Bank and (ii) such proceeding does not in the opinion of the Bank materially adversely affect the ability of such Person to carry on its business and to perform and satisfy all of its obligations herein.

“Insolvency Legislation” means legislation in any applicable jurisdiction relating to reorganization, arrangement, compromise or re-adjustment of debt, dissolution or winding-up, or any similar legislation, and specifically includes for greater certainty the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada).

“Intercreditor Agreement” means the intercreditor agreement dated the date hereof and entered into between, among others, the Bank and Bank of Montreal as agent of the lenders party to the Credit Agreement from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Documents” means collectively, this Agreement, the Security, any promissory notes issued by the Borrower to the Bank hereunder, any certificate completed and executed by or on behalf of any Credit Party and all other certificates, instruments, agreements and other documents delivered, or to be delivered, by or on behalf of any Credit Party to the Bank, under or in connection with this Agreement, and specifically including any agreements or letters entered into between a Credit Party and the Bank in respect of fees payable to the Bank.

“Material Adverse Change” means any change or event which: (i) constitutes a material adverse change in the business, operations, financial condition or properties of the Companies taken as a whole; or (ii) materially impairs the Companies' ability, taken as a whole, to timely and fully perform any of their material obligations under the Loan Documents, or (iii) materially impairs the ability of the Bank to enforce its rights and remedies under this Agreement or the Security.

“Mortgages” is defined in Section 6.09.

"Outstanding Principal Amount" means, at any time, the principal amount of the Borrower’s indebtedness under the BDC Facility.

“Permitted Funded Debt” means, without duplication: (i) the Credit Agreement Obligations; (ii)the BDC Facility Obligations; (iii) indebtedness of any Company to another Company; (iv) Subordinated Debt including the Shareholder Loan; and (v) Funded Debt of the Companies secured by Permitted Liens.

“Permitted Liens” means:

(a)	“Permitted Liens” as defined in the Credit Agreement; and

(b)	the Security.

“Person” means an individual, corporation, partnership, trust, unincorporated association, Governmental Authority or any combination of the foregoing.

“Prime Rate” means the rate of interest announced from time to time by the Bank as its reference rate then in effect for determining rates of interest on Canadian Dollar loans to its customers in Canada and designated as its prime rate.

“Program” means the loan participation program established by BDC to provide liquidity support to Canadian-based businesses in connection with the Covid-19 crisis, as it may be amended, supplemented or replaced from time to time.

"Related Person" means (i) a Person who has a direct or indirect equity interest in the Borrower, and (ii) any Person which is an affiliate or associate of the Borrower (such terms having the respective meanings ascribed thereto in the Canada Business Corporations Act).

“Security” means the Guarantees, security agreements, mortgages, debentures and other documents required to be provided pursuant to Article VI and all other documents and agreements delivered by the Credit Parties or any other Persons to the Bank from time to time as security for the payment and performance of the BDC Facility Obligations, and the Liens constituted by the foregoing.

“Subordinated Debt” means indebtedness of any Company to any Person to which the Bank in its sole discretion has consented in writing and in respect of which the holder thereof has entered into a subordination, postponement and standstill agreement in favour of the Bank in form and substance satisfactory to the Bank and registered in all places where necessary or desirable to protect the priority of the Security, which shall provide (among other things) that: (A) the maturity date of such indebtedness is later than the BDC Facility Maturity Date; (B) the holder of such indebtedness may not receive any payments on account of principal or interest thereon (except to the extent, if any, expressly permitted therein); (C) any security held in respect of such indebtedness is subordinated to the Security;

(D)the holder of such indebtedness may not take any enforcement action in respect of any such security (except to the extent, if any, otherwise expressly provided therein) without the prior written consent of the Bank; and (E) any enforcement action taken by the holder of such indebtedness will not interfere with the enforcement action (if any) being taken by the Bank in respect of the Security.

“Village Guarantee” is defined in Section 6.02(a).

SCHEDULE 4.01(c) – BORROWER’S REPRESENTATIONS AND WARRANTIES

Reference is made to   the   BDC   Loan   Agreement   (Demand,   Non-Revolving)   of   Bank   of Montreal (the “Lender”) dated December 30, 2020 and accepted by Pure Sunfarms Corp. (the “Borrower”) on December 30, 2020 pursuant to which the Lender has made available to the Borrower a demand loan in the amount of $6,250,000 (the “Financing”).

This Financing is made possible with the financial support of the Business Development Bank of Canada (“BDC”) and the Lender.

To   confirm   the   eligibility   criteria   to   the   BDC   $20,000,000,000    loan   participation   program (the “Program”), the Borrower represents and warrants to the Lender:

(a)

The Borrower is an entity incorporated or formed under the laws of Canada or of a Canadian provincial or territorial jurisdiction which business’s intent is to generate revenue from the sale of goods or services (either directly or through another Credit Party) and has business operations (either directly or through another Credit Party) in Canada.

(b)	The Lender is the Borrower’s Principal Senior Lender.

(c)	The Borrower is not benefiting (and is not in the process of benefiting) from the Program through another participating lender under the Program.

(d)	The Borrower has not benefited from the Program in the past except for term loans in the principal aggregate amount of Nil from the Lender.

(e)	The Borrower and the other Credit Parties do not have a revenue model economically dependent on non-commercial sources such as direct government funding or private donations.

(f)	The Borrower and the other Credit Parties have been, directly or indirectly, negatively impacted by the COVID-19 pandemic.

(g)	The Borrower and the other Credit Parties were financially viable prior to the impact of the COVID-19 pandemic.

(h)	Neither the Borrower nor any other Credit Party:

(i)	is a government organization or body (other than an indigenous entity or body);

(ii)	is an entity in which a government organization or body (other than indigenous entities or bands) owns 25% or more of the equity interests;

(iii)	is a union, charitable, religious or fraternal organization;

(iv)	is an entity in which a union, charitable, religious or fraternal organization owns 25% or more of the equity interests;

(v)	is a fundraising vehicle for charities;

(vi)

is an entity in which 25% or more of the equity interests are held by any single current member of the Parliament of Canada or any single current member of the Senate of Canada (except if the Borrower or any other Credit Party is publicly traded);

(vii)	promotes violence, incites hatred or discriminates on the basis of race, national or ethnic origin, colour, religion, sex, age or mental or physical disability; or

(viii)

is a member of a Group which has benefited (or is in the process of benefiting) from the Program, except if (y) the ultimate Controlling entity of the Borrower (and the Credit Parties) is an institutional investor or any other Controlling entity for which BDC has provided its consent for multiple loans under the Program; or

(z) the aggregate initial principal amount of loans under the Program extended to one or more of the members of the Borrower’s Group by the Lender does not exceed in the aggregate $18,750,000.

(i)

The Financing will be incremental to the Lender’s (or another financial institution’s) current exposure with the Borrower and, subject to the Borrower’s covenant immediately below as to the use of proceeds of the Financing, not replace or refinance any of the Borrower’s existing credits or have the effect of reducing availability under such existing credits; for certainty, the application of the proceeds from the Financing to repay outstanding loans under an overdraft or operating facility will be permitted so long as the Lender’s (or another financial institution’s) commitment or authorized amount thereunder is not reduced (other than to the extent of Temporary Excesses (as defined below)).

(j)	The Financing together with the Borrower’s other sources of liquidity will enable a degree of continuity of the business of the Borrower during the current economic environment.

In order to comply with the eligibility criteria to, or requirements of, the Program, the Borrower further agrees to (i) use the proceeds of the Financing to exclusively fund the operational cash flow needs of the Borrower or of any of its subsidiaries (including normally scheduled principal and interest payments on the Lender’s existing debt, repayments of temporary advances or borrowing excesses (the “Temporary Excesses”) under Lender’s Other Facilities advanced since March 1, 2020 as well as to satisfy ordinary course of business lease, equipment or supplier financing payments and to repay outstanding overdraft or operating loans with the Lender which can be re-borrowed; for certainty, principal repayments will not include repayments which repayment schedule was accelerated after March 1, 2020); and (ii) to participate in post-funding surveys conducted by the Government of Canada or any of its agents.

For certainty, proceeds of the Financing may not be used directly or indirectly to reduce the Lender’s (or another financial institution’s) existing credits or lending position with the Borrower (including principal repayments on Lender’s Other Facilities) except as otherwise provided in the immediately preceding paragraph and sub-paragraph (i) above.

For the purpose hereof:

(a)	“Affiliate” means, with respect to a Person, any other Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, that Person;

(b)

“Control” (including any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or trust interests, by contract or otherwise); without limiting the generality of the foregoing (i) a Person is deemed to Control a corporation if such Person (or such Person and its Affiliates) holds outstanding shares or other rights carrying more than 50% of the voting power in the election of the board of directors of the corporation; (ii) a Person is deemed to Control a partnership if such Person (or such Person and its Affiliates) holds more than 50% in value of the equity of the partnership; (iii) a Person is deemed to Control a trust if such Person (or such Person and its Affiliates) holds more than 50% in value of the beneficial interests in the trust; and (iv) a Person that controls another Person is deemed to Control any Person controlled by that other Person;

(c)	“Credit Party” means the Borrower and any guarantor of the Borrower under the Financing;

(d)	“Group” means, collectively, the Borrower and its Affiliates;

(e)

“Lender’s Other Facilities” means, at any time with respect to the Borrower, the operating, term loan or other facilities (other than the Financing) provided by the Lender to the Borrower at such time including for clarity Specific Property Financing;

(f)	“Person” means any natural person, corporation, company, partnership, joint venture, limited liability company, unincorporated organization, trust or any other entity;

(g)

“Principal Senior Lender” means except as set out in the following provision, the primary lender or account or cash management bank of the Borrower which holds (or will hold in connection with the Financing) a first ranking general security interest or hypothec on the personal or moveable property of the Borrower (or if the Borrower operates in the automotive dealership business, a second ranking general security interest or hypothec which ranks behind security held by the Borrower’s original equipment manufacturer (e.g. Ford Credit, Toyota Credit, etc.)); provided that if the Borrower has syndicated credit facilities or “club deal” credit facilities, (A) with respect to syndicated credit facilities, the Principal Senior Lender may be any eligible Lender that is the administrative agent, the lender holding the largest commitment or the lead arranger under such facilities, provided that the same Principal Senior Lender provides all term loans under the Program to the Borrower on a bilateral basis; or (B) with respect to “club deals” or other similar type of lending arrangements, the Principal Senior Lender will be the eligible Lender holding the largest commitment or outstanding loans under the Borrower’s bilateral credit facilities (or if more than one Lender holds the same largest amount of commitment (or outstanding loans), the Principal Senior Lender may be any one of those eligible Lenders), provided that the same Principal Senior Lender provides all term loans under the Program to the Borrower on a bilateral basis; and

(h)	“Specific Property Financing” means with respect to the Borrower:

(i)

any security agreement, real property mortgage or charge, movable or immovable hypothec, conditional sale agreement, title retention agreement or other form of lien or security interest granted in favour of the Lender or another Person against specific real (immovable) or specific personal (movable) property of the Borrower that secures (A) the financing or refinancing for all or any part of the purchase price of such property (whether now owned or hereafter acquired from time to time) including supplier financing and floor plan financing; or (B) a particular loan or credit facility now existing or hereinafter provided from time to time to the Borrower;

(ii)

any lease of, or leasing facility, (or similar arrangement), now existing or from to time hereafter entered into by the Borrower with respect to specified equipment, motor vehicles or other personal property; or

(iii)	any factoring, securitization or similar financing of the receivables of the Borrower.

EXHIBIT A

Draw Notice

TO:Bank of Montreal DATE: DECEMBER [ ], 2020

This Draw Notice is furnished to Bank of Montreal (the “Bank”) pursuant to the BDC loan agreement dated as of December [ ], 2020, (as the same may be amended, restated, renewed or replaced from time to time, the “Credit Agreement”) entered into between Pure Sunfarms Corp. (the “Borrower”) and the Bank. Capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement.

This Draw Notice is irrevocable and represents the Borrower’s request for an Advance.

1.	Drawdown Date:

2.	Amount of Requested Advance:

3.	Type of Advance:

The Borrower, and the undersigned officer to the best of his/her knowledge in his/her capacity as an officer of the Borrower, each certify that all conditions precedent to this Advance contained in the Credit Agreement have been satisfied, as applicable.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Draw Notice has been duly executed and delivered by a duly authorized officer of the undersigned as of the date first above written.

PURE SUNFARMS CORP.
By: Name: Title: